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                                                                   Exhibit 10.10

DATE:

                                 LEASE AGREEMENT

                  THE LESSOR:       SUMITOMO REALTY AND DEVELOPMENT CO., LTD.
                  THE LESSEE:       CASCADE MICROTECH JAPAN, INC.


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                                 LEASE AGREEMENT

THIS AGREEMENT is made and entered between Sumitomo Realty and Development Co., Ltd. (hereinafter referred to as "the Lessor") and Cascade Microtech Japan, Inc. (hereinafter referred to as "the Lessee"), concerning the lease of premises in Sumitomofudosan Aobadai Hills (hereinafter referred to as "the Building") located in 4-7-7, Aobadal, Meguro-ku, Tokyo. The parties have agreed as set forth below.

Article 1.        Premises
                  The Lessor shall lease to the Lessee part of the Building (hereinafter referred to as "the Premises") defined in the attached page at the end of this agreement and the Lessee shall take the Premises for lease.

Article 2.        Purpose
                  The Lessee shall use the Premises only for the following purpose, and not for any other purposes.
                  Purpose of Use: Business Office

Article 3.        Duration of Term

                  A. The duration of term shall be for two (2) years beginning on the 1st day of May, 1996 until the 30th day of April, 1998.

                  B. In the event neither the Lessor nor the Lessee gives a written notice of refusal of renewal or termination of this Agreement to the other at least six (6) months prior to the expiration date of this Agreement, this Agreement shall be renewed for two
                           (2) more years from the day after the expiration date. The same shall apply to every subsequent renewal.

Article 4.        Early Termination

                  A. The Lessor or the Lessee may terminate this Agreement by giving a written notice to the other at least nine
                           (9) months prior to the desired termination date. However, the Lessee may immediately terminate this Agreement, instead of advance notice, by paying to the Lessor the amount equivalent to the rental and common fees for nine (9) months.

                  B. In the event the Lessee cancels this Agreement after the signing of this Agreement and before the beginning of lease term due to the Lessee's reasons the Lessee shall pay to the Lessor the penalty of the amount equivalent to the rental and common fees for nine (9) months.

                  C. The Lessee may not alter the date of termination defined in Items A and B without the Lessor's approval.

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Article 5.        Rental Fee
                  The rental fee shall be as set forth below. The Lessee shall pay to the Lessor or the Lessor's appointee the rental fee for the following month by the 20th day of each month by personal delivery or instead by remitting the rental fee to the bank account designated by the Lessor. Y2,093,000 per month (Y13,500 per 3.3057 square meters, amount less than Y1,000 is omitted.) The rental fee for less than one (1) month shall be calculated per diem.

Article 6.        Common Fee

                  A. The Lessee shall pay, in addition to the rental fee defined in the foregoing Article, the maintenance and management fee for the common areas (hereinafter referred to as "the Common Fee") of the amount described below in the same manner with the payment of rental fee. Y697,000 per month (Y4,500 per 3.3057 square meters, amount less than Y1,000 is omitted). The Common Fee for less than one (1) month shall be calculated per diem.

                  B. The Lessee shall bear the consumption tax imposed on the rental fee and Common Fee described in Article 5 and 6 respectively and all other taxable payments made by the Lessee to the Lessor.

Article 7.        Revision of Fees
                  A. Either the Lessor or the Lessee may revise the rental fee and the Common Fee defined in Article 5 and 6 upon renewal of this Agreement after consultation with the other.

                  B. In the event that the rental fee and the Common Fee defined in Articles 5 and 6 respectively have become inappropriate due to fluctuation of consumer's prices, increase or decrease of the taxes and public charges for land and building, increase or decrease of the management cost, or any remarkable fluctuation of the economic conditions, either the Lessor or the Lessee may revise the fees upon consultation with the other.

Article 8.        Lessee's Liabilities
                  The Lessee shall be liable for the following cost and expenses arising from the use of Premises. In the event that the Lessor has paid such expenses for the Lessee, the Lessee shall refund the amount, on demand from the Lessor, to the Lessor or the Lessor's appointee by personal delivery by the date designated by the Lessor. The Lessee may remit, instead of the personal delivery, the amount to the bank account designated by the Lessor.

                  1)        Air conditioning cost for the Premises.
                  2) Electric cost for lighting, equipment and other appliances in the Premises.

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                  3)        Water cost for the Premises.
                  4)        Actual cleaning and sanitary cost for the Premises.

                  5)        Other payment the Lessee is required to pay.
                  6) All the consumption taxes imposed on the above payments.

Article 9.        Deposit Money
                  A.       The deposit money is set at Y20,937,000
                           (Y135,000 per 3.3057 square meters, amount less than Y1,000 is omitted), and in the following manner the Lessee shall deposit it with the Lessor with no interest.
                           1)        At the signing of this Agreement:
                           Y4,187,400
                           2)        At the time of moving into the Premises:
                           Y16,749,600

                  B. In the event of any increase or decrease of the rental fee, the Lessor or the Lessee shall increase or decrease the deposit money up to 600% of the revised amount without delay.

                  C. The Lessee shall not assign or set a mortgage against the right of refund of the deposit money to third parties.

                  D. The Lessee shall not claim to the Lessor offset of any obligation, such as the rental fee, with the deposit money.

                  E. Upon termination of this Agreement, through expiration, cancellation or dissolution, etc., of the Agreement, in the event that the Lessee owes any debt to the Lessor, the Lessor shall apply the deposit money for settlement. Any remaining amount shall be refunded to the Lessee after the complete redelivery of the Premises by the Lessee.

Article 10.       Administration
                  The Lessee shall use the Premises and the common areas with the care expected of a good administrator.

Article 11.       Nonassignable Right
                  The Lessee shall refrain from committing the following actions.

                  1) Assignment of or mortgaging any rights of the Agreement to third parties.

                  2) Subleasing or allowing third parties to use whole or part of the Premises.

                  3) Using the Premises as a residence or for any similar purposes.

                  4) Allowing third parties to share the Premises or display nameplates other than the Lessee's own. However, the foregoing phrase does not apply to the case in which the Lessee obtained the Lessor's written approval in

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                  advance.


                  5) Any actions that may cause trouble to other tenants or damages to the Premises or the Building.

Article 12.       Alteration to Original Condition
                  A. The Lessee shall obtain written approval from the Lessor prior to performing the following actions. The Lessee shall bear all the costs required even if the Lessor obtained the Lessor's approval.

                           1) Installation, addition or alteration of partitions, interiors or other fixtures in the Premises.

                           2)       Installation,  addition  or  alteration
                           of electrical wiring, water, air conditioning, and other facilities.

                           3) Installation or addition of safes or other heavy objects or computers and other objects which require large electric capacity.

                           4) Installation of signboards, name plates, or advertisements.

                  B. The Lessee shall perform the work in the foregoing items according to the regulations provided separately by the Lessor and by the designers and constructors appointed or approved by the Lessor.

                  C. The Lessee shall bear the real estate acquisition tax and fixed property tax, whomever the addressee of taxes are.

Article 13.       Work

                  The Lessee shall put out the cleaning and other work for the Premises to contract by the company appointed by the Lessor.

Article 14.       Management Regulations
                  The Lessee shall faithfully observe the Management Regulations of the Building provided by the Lessor.

Article 15.       Damage Compensation

                  A. In the event that the Lessee or the Lessee's agent, employees, contractors, visitors or other related personnel cause damages either intentionally or by accident to bodies or properties of the Lessor or third parties including other tenants, the Lessee shall compensate for all the damages.

                  B. The Lessee shall not lay claims to the Lessor for any damages suffered by the Lessee and caused by third parties including other tenants either intentionally or by accident.

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                  C.       In the event that the Lessee fails to fulfill any
                           monetary obligation including the payment of rental fee, the Lessee shall pay to the Lessor indemnity for arrears calculated at the rate of Y0.05 per diem to the payable amount for the period beginning the day after due payment date until the day of complete payment.

Article 16.       Exemption

                  A. The Lessor shall be excepted from responsibility for any damage caused by earthquake, fire, flood and other disaster by force majeure or malfunction of facilities, theft, loss, power suspension or other reasons beyond the Lessor's responsibility.

                  B. In the event that use of the common areas or part of the Premises is suspended or limited due to construction required for building repair or remodeling conducted by the Lessor under the inevitable circumstances, the Lessee shall not demand compensation to the Lessor. The Lessor shall give the Lessee an advance notice in written form concerning the scale, period of time, reasons for the work. In the event that the period of suspension or limitation of use is prolonged or severely affective, the Lessor and the Lessee shall consult with each other to reach a settlement.

Article 17.       Inspection
                  A. The Lessor or the Lessor's appointees may enter the Premises for Inspection and take appropriate measures after notifying the Lessee if they deem it necessary for the management of the Building. In case of emergency the foregoing paragraph on notification does not apply.

                  B. In the foregoing event, the Lessee shall cooperate with the Lessor.

Article 18.       Repair
                  A. In the event that any fixtures or facilities in the Premises or the Building need repair due to breakage or malfunction, the Lessee shall immediately notify the Lessor.

                  B. In the event the Lessor received the above notification from the Lessee and the Lessor deems it necessary to repair for the maintenance of the Building, the Lessor shall conduct the repair work at its cost. The same shall apply to cases that the Lessor deems necessary without notice from the Lessee.

                  C. The Lessee shall bear the cost of repair work described below notwithstanding the foregoing provision.

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                           1)        Repair of fixtures, blinds, lighting,
                                     switches, electrical outlets, and
                                     attachments in the Premises.

                           2) Small repairs (including repainting and retilling) of the walls, ceiling, and floor of the Premises.

                           3)        Repair of damage attributable to the
                                     Lessee.

                           4) Repair of the fixtures and facilities owned by the Lessee.

                  D. The Lessee shall obtain the Lessor's written approval in advance concerning the method of repair of fixtures or facilities which the Lessee has installed in the Premises according to the provision of Article 12, and conduct the repair work based on the Lessor's specifications even when the Lessee conducts it on its own responsibility and cost. However, in case of emergency, the Lessee shall notify the Lessor as soon as possible after such action.

Article 19.       Notification of Change in Registered Items

                  The Lessee shall notify the Lessor in written form any of the changes in the Lessee's head office, firm name or representative personnel without delay.

Article 20.       Dissolution
                  A. In the event that the Lessee commits any of the following actions, the Lessor shall advise the Lessee to fulfill its liability within a certain period. If the Lessee still fails to fulfill, the Lessor may dissolve this Agreement.

                           1) Default in payment of the rental, common and other fees for two (2) months or more.

                           2) Noncompliance with this Agreement or any agreements incidental to this Agreement.

                  B. In the event that the Lessee commit any of the following actions or is in any of the following conditions, the Lessor may immediately dissolve this Agreement without any advice nor procedures to the Lessee.

                           1) Nonuse of the Premises for two (2) months or more without proper reason.

                           2) Declared, or applying for bankruptcy, private settlement, company reorganization or company rehabilitation, etc.

                           3) Receiving compulsory execution, petition for auction, preservative

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                                    measure, disposition  for tax arrearage,
                                    etc.

                           4) Considerable disturbance to other tenant's occupation or use of the Building.

                           5) Grave changes in the Lessee's assets, credit or business that the Lessor deems to cause difficulty in continuing this Agreement.

                  C. In the event that the Lessor dissolve the Agreement due to a reason described in Items A and B herein, the Lessee shall pay to the Lessor the amount equivalent to the rental and common fees for six (6) months. This clause does not prevent the Lessor from claiming damage compensation to the Lessee.

Article 21.       Redelivery
                  Upon termination of this Agreement, through either expiration, cancellation or dissolution, the Lessee shall redeliver the Premises without delay according to the following procedure.

                  1) The Lessee shall remove all the fixtures and facilities that the Lessee has installed or added in the Premises and other Lessee's properties at the time when the Lessee moved into the Premises by retilling the floor and repainting the ceiling by the termination date of this Agreement. However, upon the Lessor's agreement the Lessee may redeliver the Premises in its current condition.

                  2) In the event that the Lessee fails to restore the Premises to its original condition by the termination date of this Agreement, the Lessor may execute the restoration work at the Lessee's cost. The Lessor may freely dispose of any property the Lessee left within, regarding them as gratuitous goods.

                  3) Upon redelivery of the Premises, the Lesee shall not demand the Lessor to purchase fixtures or facilities that were installed or added in the Premises by the Lessee, nor shall the Lessee demand to refund expenditures made by the Lessee on the Premises. The Lessee shall not demand any compensation for moving, vacating the Premises or any other indemnity.

                  4) In the event that the Lessee fails to redeliver the Premises upon termination of this Agreement, the Lessee shall pay to the Lessor as compensation double the amount of the rental fee calculated per diem, along with the Common Fee, electricity and water costs during the period between the day following the termination of this Agreement and the day of the complete redelivery. The Lessee shall complete redelivery. The

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                           Lessee shall compensate for any
                           damages if the Lessor has suffered due to the delayed redelivery.

                  5) The Lessor may appropriate the deposit money for settlement, if the Lessee fails to fulfill the liabilities to the Lessor.

Article 22.       Extinguishment of Agreement

                  A. In the event that the whole or part of the Building is destroyed due to nature disaster or force majeure, and use of the Premises became impossible or the restoration requires much cost, this Agreement shall be extinguished.

                  B. In the event this Agreement is extinguished due to the cause described in Item A, if the Lessee has unpaid liabilities including the rental fee the Lessor may appropriate the deposit money for settlement of such liabilities. The Lessor shall refund the remaining amount of deposit money to the Lessee if any balance exists.

Article 23.       Arbitration

                  Any dispute arising from this Agreement shall be settled at Tokyo Regional Court.

Article 24.       Mutual Faith

                  In the event that any question arises from cases not covered in this Agreement, the Lessor and the Lessee shall discuss and settle the problem in mutual good faith.

IN WITNESS WHEREOF, two copies of t his Agreement shall be made and after signing and sealing both copies the Lessor and the Lessee shall retain one copy each.

Date:

The Lessor:       Junji Takashima, President
                  Sumitomo Realty and Development Co., Ltd.
                  2-4-1, Nishi-Shinjuku, Shinjuku-ku, Tokyo

The Lessee:


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                                   MEMORANDUM

THIS MEMORANDUM is an addendum to the lease agreement (hereinafter referred to as "the Original Agreement"), which was signed by and between Sumitomo Realty & Development Co., Ltd. (hereinafter referred to as "the Lessor") and Cascade Microtech Japan, Inc. (hereinafter referred to as "the Lessee") on February the 21st, 1996, concerning the premises in the Sumitomofudosan Aobadai Hills Building. Concerning airconditioning within the premises, the Lessor and the Lessee have agreed as set forth below.

Article 1. The Lessor shall operate and supply airconditioning in the premises as set forth below.

                  Airconditioning hours:

                           Weekdays (Monday through Friday): 8:30 - 19:00

Article 2. The Lessee shall pay to the Lessor the following amount as the airconditioning fee together with the payment of the rental fee defined In Article 5 of the Original Agreement in the same manner of payment.

                  Aiconditioning fee: Y155,000 per month

Article 3. In the event that the Lessee wishes to use airconditioning equipment after hours defined in Article 1 of this Memorandum (hereinafter referred to as "the extra time airconditioning"), the Lessee may use airconditioning by paying to the Lessor the extra time airconditioning fee separately stipulated by the Lessor.

Article 4. The Lessor of the Lessee may revise the airconditioning fees defined in Article 2 and 3 of this Memorandum upon consultation between the Lessor and the Lessee at the time of each renewal of the Original Agreement or in the event of fluctuation of prices, increase or decrease in the cost and expenses of management, or any other substantial fluctuation of economic conditions.

Article 5. Items not covered by this Memorandum shall be settled in accordance with the provisions of the Original Agreement.

IN WITNESS WHEREOF, this Memorandum has been prepared in duplicate and the Lessor and the Lessee shall retain one copy each after signing and placing their official seals on the documents.

Date:

The Lessor:       Junji Takashima
                  President
                  Sumitomo Realty & Development Co., Ltd.
                  2-4-1, Nishi-Shinjuku, Shinjuku-ku, Tokyo


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The Lessee:


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                                   MEMORANDUM

THIS MEMORANDUM is an addendum to the lease agreement (hereinafter referred to as "the Original Agreement"), which was signed by and between Sumitomo Realty & Development Co., Ltd. (hereinafter referred to as "the Lessor") and Cascade Microtech Japan, Inc. (hereinafter referred to as "the Lessee) on February the 21st, 1996, concerning the premises in the Sumitomofudosan Aobadai Hills Building. The Lessor and the Lessee have agreed as set forth below.

Article 1. The Lessor shall exempt the Lessee from the payment of the rental fee defined in Article 5 of the Original Agreement for the period between May the 1st , 1996 and July the 31st, 1996.

Article 2. In the event that the Lessee wishes to move into the premises before the commencement date of the lease (May the 1st, 1996), the Lessee may move into the premises by depositing with the Lessor the remaining amount of the deposit money defined in Item B of Article 9 of the Original Agreement and paying to the Lessor the common fee defined in
         Article 6 and the cost and expenses defined in Article 8 respectively in the Original Agreement, In the foregoing event, the Lessee shall observe the provisions of the Original Agreement.

Article 3. In the event that the Lessee terminates the Original Agreement during the lease term defined in Article 3 of the Original Agreement, the Lessee shall pay to the Lessor the amount equivalent to the rental fee exempted under Article 1 and 2 of this Memorandum, In addition to the amount applied under Item A of Article 4 of the Original Agreement.

Article 4. Neither the Lessor and the Lessee shall disclose the contents of the Memorandum to third parties.

IN WITNESS WHEREOF, this Memorandum has been prepared in duplicate and the Lessor and the Lessee shall retain one copy each after signing and placing their official seals on the documents.

Date:

The Lessor:       Junji Takashima
                  President
                  Sumitomo Realty & Development Co., Ltd.
                  2-4-1 Nishi-Shinjuku, Shinjuku-ku, Tokyo

The Lessee: